Exhibit 10.1

March 20, 2009

BioNeutral Group Inc.
211 Warren Street
Newark, NJ    07103

Re:  LETTER OF INTENT

To Whom It May Concern:

The purpose of this Letter of Intent (“Letter”) is to set forth certain non-binding understandings and certain binding commitments betweenBioNeutral Group Inc. of 211 Warren Street, Newark, NJ 07103 (“Buyer”), of certain assets which are currently owned by Orient Arts Inc. of 140 Grand Ave, Carlstadt, NJ 07072 (“Seller”) (each a “Party” and collectively the “Parties”), with the exception of any inventory now existing or produced or acquired hereafter in the ordinary course of business and disposed of  to unrelated third persons, on the general terms and conditions set forth below (the “Proposed Transaction”).

The final terms and conditions of the Proposed Transaction shall be set forth in a formal written agreement to be mutually agreed upon and executed by the Parties (the “Agreement”).  The purpose of this Letter is to set forth a framework and time frame in which the Parties may negotiate and determine the terms of the Agreement.

1.  Assets Covered; Proposed Purchase Price.

The assets to be purchased by the Buyer are, All assets of the seller including that of any of its subsidiaries. (the “Assets”), for a proposed purchase price ofOne Million [1,000,000] restricted shares of BioNeutral Group Inc. common stock trading on OTC/BB under stock symbol “BONU” plus all reasonable accounting and attorney’s fees paid by the seller specific to this transaction. (the “Proposed Purchase Price”).

2.  Closing Date.

The Parties shall endeavor to complete the Proposed Transaction on or beforeMay 23, 2009 or on such other date as the Parties mutually agree in writing     (“Closing Date”).

3.  Delivery of Assets.

Unless otherwise agreed in the Agreement, on the Closing Date, Seller shall make the Assets available to Buyer at Seller’s regular place of business or at such other location as the Parties may mutually agree in writing.

4.  Conditions to Closing.

Closing of the Proposed Transaction shall be conditional on certain requirements, including but not limited to:

(a)  the satisfactory conclusion of a reasonable and necessary due diligence investigation by Buyer, which the Parties agree shall commence within two (2) Business days from the date of this Letter and conclude not later than May 7th, 2009 or  35 Business days from the date of this Letter, unless this time frame shall be extended by mutual agreement of the Parties in writing;

(b)  the transfer by Seller of all rights to all licenses and other interests in the Assets and, where requested by Buyer, the provision of releases and acceptances by relevant third parties to such arrangements, all satisfactory in form and substance to Buyer;

(c)  as of the Closing Date, Buyer shall have received (i) documentation or other evidence satisfactory to Buyer which establishes that Buyer shall receive good and marketable title to all of the Assets, and that no Assets are the subject of any prior claims, liens, or security interests of any kind, except as otherwise disclosed and agreed, and (ii) all consents and releases from third parties necessary for the transfer of all right, title, and interest in the Assets;

(d)  the approval of the respective shareholders, board of directors, members, manager, or partner(s) of Buyer and Seller, and of any regulatory, licensing, or other agency approval required by law, as well as compliance with any applicable bulk sales law; and

(e)  Buyer’s ability to secure adequate and advantageous financing as required in Buyer’s sole discretion for all or part of the Proposed Transaction.

5.  Definitive Agreement.

               All of the terms and conditions concerning the Proposed Agreement shall be stated in a definitive Agreement and other appropriate documents necessary or desirable to carry out such Agreement, which shall be subject to the good faith negotiation and approval of the Parties, and which shall, unless otherwise mutually agreed, contain the terms described in this Letter, which terms may be more definitive and detailed than they appear in this Letter, as well as such other terms, covenants, representations, warranties, and conditions as are usual and customary in transactions of this type or which are otherwise deemed necessary or desirable by the Parties.

6.  Present Agreements.

The Parties agree to be bound as follows:

(a)  All confidential financial or business information and trade secrets (except publicly available or freely usable material otherwise obtained from another source) respecting any Party (“Confidential Information”) shall be used solely by the other Party in connection with the Proposed Transaction, shall be revealed only to the owners, directors, managers, officers, employees, contractors, and agents of such other Party who are necessary to the conduct of such transaction, and shall be otherwise held in strict confidence and treated with due care.  Upon the earlier of the Closing Date or the termination of discussions and negotiations hereunder by any Party, all such Confidential Information shall be returned immediately upon demand to the other Party.  The provisions of this paragraph shall survive the termination of this Letter, unless superseded by a more formal Agreement in conjunction with the Proposed Transaction.

(b)  Buyer shall be entitled to make a full investigation of the business, assets (including but not limited to the Assets), and liabilities of Seller as reasonably necessary to fulfill the purposes of this Letter, until the Closing of all of the Proposed Transactions contemplated by this Letter, or until either Party shall have decided to terminate discussions and negotiations.  The Parties shall cooperate in good faith, and in a timely fashion, to facilitate this due diligence investigation.

(c)  Seller shall be entitled to make a full investigation of the business, assets, and liabilities of Buyer as reasonably necessary to fulfill the purposes of this Letter, until the Closing of the Proposed Transactions contemplated by this Letter, or until either Party shall have decided to terminate discussions and negotiations.

(d)  Except as otherwise mutually agreed by the Parties in writing, during the term of this Letter, the Parties shall negotiate and conduct due diligence exclusively with regard to the Assets, and Seller shall not sell, encumber, or otherwise dispose of the Assets, or solicit, negotiate, or discuss with third parties the same, except as is customarily done in the regular course of business, and Seller shall not enter into any other letter of intent or memorandum of understanding, contingent sale agreement, or escrow arrangement with any third party concerning the Assets.

(e)  Each Party represents and warrants to the other that, except as disclosed in writing and attached hereto, it is not currently subject to a letter of intent or memorandum of understanding with regard to the Assets or any substantially similar assets, and each Party represents and warrants to the other Party that it is free to enter into this Letter and doing so does not violate any federal, state, or local law, statute, rule, or regulation; any confidentiality, non-competition, or non-solicitation agreement; or any other third-party rights.

(f)  Except as otherwise mutually agreed by the Parties in writing, each Party shall bear its own legal, accounting, and other fees and expenses incurred in connection with this Letter, the due diligence performed pursuant to it, and the Proposed Transaction, whether or not an Agreement is executed or the Closing of the Proposed Transaction contemplated by this Letter occurs.

(g)  Upon the execution of this Letter, the Parties shall not issue press releases or other public information relating to this Letter or the Proposed Transaction without the prior written consent of each of the other Party, which consent shall not be unreasonably withheld.

(h)  Except with respect to the provisions of this Section 6 of this Letter, which shall be legally binding on the Parties upon the execution of this Letter and which shall survive the termination or expiration of this Letter and unless otherwise mutually agreed by the Parties in writing, this Letter is an expression of intent only, and the statements of intent or understanding contained herein shall not be deemed to constitute any offer, acceptance, or legally binding contract, and such statements do not create any rights or obligations for or on the part of any Party.

(i)  As of the date of its execution, this Letter represents the entire understanding of the Parties with regard to the Proposed Sale, and supersedes and replaces all prior agreements, written or oral.  Any dispute concerning this Letter or the Proposed Sale shall be settled by and interpreted in accordance with the laws of the State of NEVADA and of the United States, applicable to contracts made and entirely performed therein, without regard to conflicts of laws principles.  The Parties select the state and federal courts of competent jurisdiction in the County of Essex, and the State of New Jersey as their forum of choice.

7.  Termination.

This Letter shall terminate upon the earlier to occur of the agreed-upon Closing Date, the passing of the intended Closing Date without a closing of the Proposed Transaction (unless the Parties have mutually agreed in writing to extend or reschedule the Closing Date), or the termination of discussions and negotiations concerning the Proposed Transaction by any Party.  Any Party may terminate discussions and negotiations in good faith at any time for any reason or no reason at all upon written notice to the other Party.

Sincerely,

BioNeutral Group Inc.

By:_____________________
       Stephen J. Browand

Title: President  & CEO

Agreed and accepted as of the date first written above:

Orient Arts, Inc.

By: _____________________
                    Mahesh Lala

Title:  President  & CEO